UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2024

B. Riley FinanCIAl, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37503	27-0223495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Suite 800
Los Angeles, CA 90025
(310) 966-1444

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RILY	Nasdaq Global Market
Depositary Shares (each representing a 1/1000th interest in a 6.875% Series A Cumulative Perpetual Preferred Share, par value $0.0001 per share)	RILYP	Nasdaq Global Market
Depositary Shares, each representing a 1/1000th fractional interest in a 7.375% share of Series B Cumulative Perpetual Preferred Stock	RILYL	Nasdaq Global Market
6.375% Senior Notes due 2025	RILYM	Nasdaq Global Market
5.00% Senior Notes due 2026	RILYG	Nasdaq Global Market
5.50% Senior Notes due 2026	RILYK	Nasdaq Global Market
6.50% Senior Notes due 2026	RILYN	Nasdaq Global Market
5.25% Senior Notes due 2028	RILYZ	Nasdaq Global Market
6.00% Senior Notes due 2028	RILYT	Nasdaq Global Market

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On October 14, 2024, B. Riley Financial, Inc., a Delaware corporation (the “Company”), announced that the Company and BR Financial Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“BR Financial”), entered into an equity purchase agreement, dated October 13, 2024 (the “Equity Purchase Agreement”), by and among OCM SSF III Great American PT, L.P., a Delaware limited partnership (“Investor 1”), Opps XII Great American Holdings, LLC, a Delaware limited liability company (“Investor 2”), and VOF Great American Holdings, L.P., a Delaware limited partnership (“Investor 3,” and, together with Investor 1 and Investor 2, the “Investors”), Great American Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Great American NewCo”), and certain other parties identified therein, with respect to the ownership of Great American NewCo by the Investors and the Company. The Investors are affiliates of Oaktree Capital Management, L.P.

Pursuant to, and subject to the terms and conditions set forth in, the Equity Purchase Agreement, prior to the closing (the “Closing”) of the transactions contemplated by the Equity Purchase Agreement (the “Transactions”) BR Financial and its Affiliates will conduct an internal reorganization and will contribute all of the interests in the Company’s Appraisal and Valuation Services, Retail, Wholesale & Industrial Solutions and Real Estate businesses (collectively, the “Great American Group”) to Great American NewCo. At the Closing, (i) the Investors will receive (a) all of the outstanding class A preferred limited liability units of Great American NewCo (which will have a 7.5% cash coupon and a 7.5% payment-in-kind coupon) (the “Class A Preferred Units”) and (b) common limited liability units of Great American NewCo (the “Common Units”) representing 52.591% of the issued and outstanding common limited liability units in Great American NewCo for a purchase price of approximately $203 million (which will have an initial liquidation preference of approximately $203 million). BR Financial will retain (a) 93.182% of the issued and outstanding class B preferred limited liability company units of Great American NewCo (which will have a 2.3% payment-in-kind coupon and an initial aggregate liquidation preference of approximately $183 million) (the “Class B Preferred Units”) and (b) 44.177% of the issued and outstanding Common Units. The remaining 6.818% of issued and outstanding Class B Preferred Units and 3.232% of issued and outstanding Common Units will be held by certain minority investors. The investors in Great American NewCo will also be entitled to certain quarterly tax distributions pursuant to the Great American NewCo LLCA (defined below).

The Equity Purchase Agreement contains representations, warranties and covenants that are customary for a transaction of this type, including, among others, covenants by BR Financial to use reasonable best efforts to conduct the business of the Great American Group in the ordinary course between execution of the Equity Purchase Agreement and closing of the Transactions.

The Transactions are subject to the satisfaction of customary closing conditions, including (i) the receipt of required regulatory approvals, (ii) the absence of any law or order prohibiting the consummation of the Transactions, (iii) the accuracy of the representations and warranties of each party, and (iv) performance and compliance by each party with the covenants, agreements and other obligations of such party pursuant to the Equity Purchase Agreement, subject to certain materiality thresholds.

The Equity Purchase Agreement contains certain customary termination rights, including the right of either BR Financial or the Investors to terminate the Equity Purchase Agreement if the transaction is not consummated on or prior to February 10, 2025, subject to an automatic extension of 60 days in the event that the required regulatory approvals have not yet been obtained.

In connection with the Equity Purchase Agreement, at the Closing, (i) BR Financial, the Investors and the other minority investors will enter into an Amended and Restated Limited Liability Company Agreement of Great American NewCo (the “Great American NewCo LLCA”), (ii) BR Financial and Great American NewCo will enter into a Transition Services Agreement, pursuant to which BR Financial will provide certain transition services to Great American NewCo relating for the Great American Group for a period of up to one year from the Closing, subject to certain exceptions, and (iii) an affiliate of the Company, Great American NewCo and certain subsidiary guarantors of Great American NewCo will enter into a credit agreement, pursuant to which an affiliate of the Company, as lender, will provide to Great American NewCo, as borrower, a first lien secured revolving credit facility of up to $25 million for general corporate purposes, subject to the terms and conditions set forth therein.

The foregoing summary of the Equity Purchase Agreement and the Transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Equity Purchase Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Under the Great American NewCo LLCA, Great American NewCo will initially have a five-member board of directors that will oversee the day-to-day management of Great American NewCo, subject to certain approval rights reserved for the Investors and/or BR Financial, as applicable. The Investors will be entitled to appoint a majority of the directors of the board for so long as they collectively hold at least 25% of their combined amount of Common Units owned immediately following the Closing. The Great American NewCo LLCA will also contain certain protections for BR Financial, including, but not limited to, requiring BR Financial approval for certain fundamental actions. The Investors will have certain drag-along rights following the second-year anniversary of the Closing Date and certain call rights exercisable starting on the fifth-year anniversary of the Closing Date. The Great American NewCo LLCA sets forth distribution mechanics pursuant to which Great American NewCo will make distributions in cash and payment-in-kind at any time the board of directors may authorize, with the Class A Preferred Units having priority in any such distribution over Class B Preferred Units. In addition, the Great American NewCo LLCA will contain certain transfer restrictions and other transfer rights and obligations that apply to BR Financial, the Investors and other unitholders, as applicable, in certain circumstances.

Item 7.01 Regulation FD Disclosure.

On October 14, 2024, the Company issued a press release announcing the execution of the Equity Purchase Agreement and the Transactions contemplated thereby. A copy of such press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except in the event that the Company expressly states that such information is to be considered filed under the Exchange Act or incorporates it by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated October 14, 2024, issued by B. Riley Financial, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Language Regarding Forward-looking statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Company’s performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and the Company assumes no duty to update forward looking statements, except as required by law. Actual future results, performance or achievements may differ materially from historical results or those anticipated depending on a variety of factors, some of which are beyond the control of the Company, including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the Equity Purchase Agreement; the inability to consummate the Transactions contemplated therein or the failure to satisfy other conditions to completion of the proposed Transactions; potential litigation relating to the Transactions that could be instituted in connection with the Equity Purchase Agreement; and the risk that the Transactions will not be consummated in a timely manner, if at all. In addition to these factors, investors should review the “Risk Factors” set forth in B. Riley’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and other filings with the United States Securities and Exchange Commission, which identify important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements in this communication.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B. Riley Financial, Inc.

By	/s/ Bryant Riley
Name:	Bryant Riley
Title:	Chairman and Co-Chief Executive Officer

Date: October 15, 2024

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